Appendix "B"
To
Custodian Agreement
Between
The Bank of new York and Each of the Investment
Companies Listed on Appendix "A" thereto
Dated as of June 18, 1998

 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of December 1, 1994 (the "Custodian Agreement"):

A. Additional Custodians
CUSTODIAN           PURPOSE
Bank of New York    FICASH
                    FITERM

B.  Special Subcustodians:
SUBCUSTODIAN        PURPOSE
Bank of New York    FICASH
Chemical Bank, N.A. Third Party Repurchase Agreements*
Citibank, N.A.      Global Bond Certificates**



____________________________
* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

 FUND                                     PORTFOLIO
Fidelity Institutional Cash Portfolios  U.S. Treasury Portfolio II
Fidelity Hereford Street Trust          Spartan Money Market Fund
Fidelity Select Portfolios              Money Market Portfolio
Fidelity Union Street Trust II          Fidelity Daily Income Trust
                                        Spartan World Money Market
                                          Fund
Fidelity Phillips Street Trust          Fidelity Cash Reserves

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C.  Foreign Subcustodians:

COUNTRY   FOREIGN SUBCUSTODIAN  DEPOSITORY
Argentina
    BankBoston, N.A., Buenos Aires   Caja de Valores, S.A.
                                     Central de Registracion y
                                     Liquidacion de Instrumentos de
                                     Endendamiento Publico (CRYL)

Australia
    Australia and New Zealand
    Banking                          Austraclear Limited
    Group Ltd. (ANZ), Melbourne
    National Australia Bank Ltd.,
    Melbourne                        The Reserve Bank Information and
                                     Transfer System (RITS)

    Commonwealth Custodian Services
    Limited

Austria
    Creditanstalt - Bankverein,      Osterreichische Kontrollbank
    Vienna                           Aktiengesellschaft (OEKB)
Bangladesh
    Standard Chartered Bank PLC,
    Dhaka                            None
Belgium
    Banque Bruxelles Lambert,        Caisse Interprofessionnelle de
                                     Depot
    Brussels                         et de Virement de Titres (CIK);
                                     Banque Nationale de Belgique
Botswana
    Stanbic Bank Botswana Ltd.,
    Gabarone                         None
Brazil
    BankBoston, N.A.,                Sao Paulo Stock Exchange
    Sao Paulo                        (BOVESPA/CALISPA); Sistema
                                     Especial de Liquidacao e Custodia
                                     (SELIC);
                                     Rio de Janeiro Exchange (BVRJ);
                                     Camara de Liquidacao e Custodia
                                     S.A (CLC);
                                     Central de Custodia e Liquidacao
                                     Financeira de Titulos (CETIP)
Canada
    Royal Bank of Canada             Canadian Depository for
                                     Securities,
                                     Ltd. (CDS)
Chile
    BankBoston, N.A., Santiago       Deposito Central de Valores (DCV)
China- Shanghai
    Standard Chartered Bank,
    Shanghai                         Shanghai Securities Central
                                     Clearing
                                     & Registration Corp. (SSCCRC)
China- Shenzhen
    Standard Chartered Bank,
    Shenzhen                         Shenzhen Securities Central
                                     Clearing Co. (SSCC)
Colombia
    Cititrust Colombia S.A.,
    Sociedad Fiduciaria,             Deposito Central de Valores
                                     (DCV);
    Bogota                           Deposito Centralizado de Valores
                                     (DECEVAL)
Cyprus
    Bank of Cyprus
Czech Republic
    Ceskoslovenska Obchodnibanka,    Securities Center (SCP);
    S.A., Prague                     Czech National Bank
Denmark
    Den Danske Bank, Copenhagen      Vaerdipapircentralen-VP Center
Ecuador
    Citibank, N.A., Quito            None
Egypt
    Citibank, N.A., Cairo            Misr for Clearing, Settlement &
                                     Depository (MCSD)
Finland
    Merita Bank Ltd., Helsinki       Finnish Central Securities
                                     Depository Limited (CSD)

France
    Banque Paribas, Paris            SICOVAM;
                                     Banque de France
    Credit Commercial de France, Paris
Germany
    Dresdner Bank AG, Frankfurt      Deutsche Borse Clearing (DBC)
Ghana
    Merchant Bank (Ghana) Ltd.,
    Accra                            None
Greece
    National Bank of Greece, S.A.    Apothetirio Titlon A.E.
                                     The Bank of Greece
Hong Kong
    The Hongkong & Shanghai Banking  Central Clearing & Settlement
                                     System (CCASS)
                                     The Central Money Markets Unit
                                     (CMU)
Hungary
    Citibank Budapest Rt.            Central Depository & Clearing
                                     House
                                     (Budapest) Ltd. (KELER Ltd.)
India
    Hongkong & Shanghai Banking
    Corp. Ltd.,                      National Securities Depository
    Mumbai                           Limited (NSDL)

    Deutsche Bank AG, Mumbai
Indonesia
    Hongkong & Shanghai Banking
    Corp. Ltd.,                      None
    Jakarta
Ireland
    Allied Irish Banks, plc., Dublin Gilt Settlement Office (GSO);
                                     CREST

Israel
    Bank Leumi Le-Israel, B.M.,
    Tel Aviv                         Tel-Aviv Stock Exchange
                                     (TASE) Clearinghouse Ltd.
Italy
    Banca Commerciale Italiana,
    Milan                            Monte Titoli S.p.A.;
    Banque Paribas, Milan            Banca d'Italia

Ivory Coast
   Societe Generale de Banques
   en Cote d'Ivoire, Abidjan
Japan
    Yasuda Trust & Banking Co. Ltd.  Japan Securities Depository
                                     Center
    Fuji Bank, Ltd., Tokyo           (JASDEC);
    Bank of Tokyo - Mitsubishi,
    Ltd., Tokyo                      Bank of Japan
Jordan
    British Bank of the Middle
    East, Jordan, Amman              None
Kenya
    Stanbic Bank Kenya Ltd., Nairobi None

Lebanon
    British Bank of the Middle
    East, Beirut                     Midclear
Luxembourg
    Banque Internationale a
    Luxembourg, Luxembourg           None
Malaysia
    Hongkong Bank Malaysia Berhad,   Malaysian Central Depository Sdn.
    Kuala Lumpur                     Bhd. (MCD)

Mauritius
    HongKong & Shanghai Banking
    Corp., Ltd.                      The Central Depository &
    Port Louis                       Settlement Co. Ltd. (CDS)

Mexico
    Banco Nacional de Mexico
    S.A., Mexico, D.F.               Institucion para el Deposito de
                                     Valores- S.D. INDEVAL, S.A. de
                                     C.V.
Morocco
    Banque Commerciale du Maroc,
    Casablanca                       None
Namibia
    Standard Bank Namibia Ltd.,
    Windhoek                         None
Netherlands
    MeesPierson N.V.                 Nederlands Centraal Instituut
                                     voor
                                     Giraal Effectenverkeer  BV
                                     (NECIGEF)/KAS Associatie, N.V.
                                     (KAS)
New Zealand
    Australia and New Zealand
    Banking                          New Zealand Securities Depository
    Group Ltd. (ANZ)                 Limited (NZCDS)
Norway
    Den norske Bank, Oslo            Verdipapirsentralen (VPS)

Pakistan
    Standard Chartered Bank, Karachi None
Peru
    Citibank, N.A., Lima             Caja de Valores (CAVAL)
Philippines
    Hongkong & Shanghai Banking
    Corp. Ltd.,                      The Philippines Central
                                     Depository
    Manila                           Inc. (PCD)

Poland
    Bank Handlowy W. Warzawie,
    S.A., Warsaw                     National Depository of
                                     Securities;
                                     National Bank of Poland

Portugal
    Banco Comercial Portugues, S.A., Central de Valores Mobiliaros
    Lisbon                           (Interbolsa)



Romania
   ING Bank N.V., Bucharest           National Company for Clearing,
                                      Settlement & Depository for
                                      Securities (SNCDD)

                                      Bucharest Stock Exchange (BSE)
Russia
    Credit Suisse First Boston
    (Moscow) Ltd.                     Moscow Interbank Currency
                                      Exchange Clearinghouse (MICEX)
    United Export Bank, Moscow        National Depository Center
Singapore
    United Overseas Bank, Singapore   Central Depository Pte Ltd.
                                      (CDP)
    The Development Bank of Singapore
    Ltd.,
    Singapore
Slovak Republic
    Ceskowslovenska Obchodna Banka,
    A.S.,                             Stredisko Cennych Papierov
                                      (SCP);
    Bratislava                        National Bank of Slovakia (NBS)

Slovenia
    Banka Creditanstalt D.D.,
    Ljubljana                         Central Klirnisko Depotna
                                      Druzba d.d. (KDD)

South Africa
    Standard Bank of South Africa
    Ltd.,                            Central Depository (Pty) Ltd.
                                     (CD)
    Johannesburg
South Korea
    Standard Chartered Bank, Seoul   Korean Securities Depository
                                     (KSD)
Spain
    Banco Bilbao Vizcaya,            Servicio de Compensacion y
    Madrid                           Liquidacion de Valores (SCLV);
                                     Banco de Espana
Sri Lanka
    Standard Chartered Bank, Colombo Central Depository System, (Pvt)
                                     Limited (CDS)
Swaziland
    Stanbic Bank Swaziland Ltd.,
    Mbabane                          None
Sweden
    Skandinaviska Enskilda Banken,
    Stockholm                        Vardepappercentralen VPC AB
Switzerland
    Bank Leu Ltd., Zurich            Schweizerische Effecten- Giro A.
                                     G.
    Union Bank of Switzerland,
    Zurich                          (SEGA)
Taiwan
    Hongkong and Shanghai Banking
    Corp., Ltd.,                    Taiwan Securities Central
                                    Depository
    Taipei                          Co., Ltd., (TSCD)
Thailand
    The Siam Commercial Bank Public
    Company Ltd.,                   Thailand Securities Depository
    Bangkok                         Company (TSD)
    Bangkok Bank Public Company
    Limited, Bangkok


Transnational
                                    Cedel Bank Societe Anonyme,
                                    Luxembourg

                                    Euroclear Clearance System
                                    Societe Cooperative, Belgium
Turkey
    Citibank, N.A., Instanbul       Takas ve Saklama A.S., (TvS);
    Osmanli Bankasi A.S.            Central Bank of Turkey
    (Ottoman Bank) Instanbul
United Kingdom
    The Bank of New York, London    Central Gilts Office (CGO)
                                    Central Moneymarkets Office (CMO)
                                    CREST
Uruguay
    BankBoston, N.A., Montevideo    None

Venezuela
    Citibank, N.A., Caracas         The Caja Venezolana de Valores
         (CVV)
Zambia
    Stanbic Bank Zambia Ltd.,
    Lusaka                          Lusaka Stock Exchange
Zimbabwe
    Stanbic Bank Zimbabwe Ltd.,
     Harare                         None

      Each of the Investment Companies Listed
      on Appendix "A" to the Custodian Agreement,
      on Behalf of each of Their Respective Portfolios
      By:       /s/John Costello
      Name:     John Costello
      Title:    Asst. Treasurer